UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2025

PROG HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39628	85-2484385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive	Draper,	Utah	84020-2315
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (385) 351-1369
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	PRG	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 20, 2025, Vive Financial LLC (the "Seller"), a wholly-owned subsidiary of PROG Holdings, Inc. (the "Company") entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Fortiva Funding LLC (the "Purchaser"), a wholly-owned subsidiary of Atlanticus Holdings Corporation ("Atlanticus") and the Company, pursuant to which the Purchaser acquired approximately $165 million in receivables related to credit card accounts and retail loan accounts (collectively, the "Portfolio") and the Seller received approximately $150 million in cash. The Company is party to the Purchase Agreement solely to provide a guarantee of the Seller’s obligations thereunder.
The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature, as well as customary indemnification provisions, subject to certain deductibles and caps. The Purchase Agreement also contains a non-competition provision, pursuant to which the Seller and its affiliates are prohibited from, directly or indirectly, or through any business combination, engaging in the origination, marketing or servicing of open-end credit card products substantially similar to the Portfolio, subject to certain carveouts, for a period of three years following the closing date.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In connection with the execution of the Purchase Agreement, the Seller and Atlanticus Services Corporation, a wholly-owned subsidiary of Atlanticus, entered into a transition services agreement (the "Transition Services Agreement"), pursuant to which the Seller has agreed to provide customary transition services, including receivables processing, collection and administration, for the benefit of the Purchaser for a limited period following the closing of the transaction.
ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 22, 2025, PROG Holdings, Inc. (the "Company") issued a press release (the "Press Release") announcing its financial results for the third quarter ended September 30, 2025. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
ITEM 7.01. OTHER EVENTS
On October 22, 2025, the Company issued a press release announcing the sale of the Portfolio, a copy of which is furnished as Exhibit 99.3 and is incorporated herein by reference.
The information contained in this Item 7.01, as well as Exhibit 99.3 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release, dated October 22, 2025.
99.2	PROG Holdings, Inc. Earnings Supplement Presentation, dated October 22, 2025.
99.3	Press release, dated October 22, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG Holdings, Inc.
		By:	/s/ Brian Garner
Date:	October 22, 2025		Brian Garner Chief Financial Officer